As filed with the Securities and Exchange Commission on May 28, 1997

                                                     Registration No. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             WESTPOINT STEVENS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                                36-3498354
(STATE OR OTHER JURISDICTION                                 (I.R.S. EMPLOYER
    OF INCORPORATION OR                                     IDENTIFICATION NO.)
       ORGANIZATION)


                              507 WEST TENTH STREET
                            WEST POINT, GEORGIA 31833
                                 (706) 645-4000
                        (ADDRESS AND TELEPHONE NUMBER OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                             WESTPOINT STEVENS INC.
                          OMNIBUS STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                              =====================

                              CHRISTOPHER N. ZODROW
                          VICE PRESIDENT AND SECRETARY
                             WESTPOINT STEVENS INC.
                              507 WEST TENTH STREET
                            WEST POINT, GEORGIA 31833
                                 (706) 645-4000
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                           Copy of communications to:

                             HOWARD CHATZINOFF, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                     PROPOSED       PROPOSED
                                                     MAXIMUM        MAXIMUM
TITLE OF                              AMOUNT         OFFERING       AGGREGATE       AMOUNT OF
SECURITIES TO                         TO BE          PRICE PER      OFFERING        REGISTRATION
BE REGISTERED                         REGISTERED(1)  SHARE(2)       PRICE(2)        FEE
--------------------------------------------------------------------------------------------------
SHARES OF COMMON STOCK,
PAR VALUE $.01 PER SHARE               1,625,350     $37 7/16       $60,853,104     $18,440

==================================================================================================


(1) PLUS SUCH INDETERMINATE NUMBER OF SHARES OF COMMON STOCK OF THE REGISTRANT AS MAY BE ISSUED TO PREVENT DILUTION RESULTING FROM STOCK DIVIDENDS, STOCK SPLITS OR SIMILAR TRANSACTIONS IN ACCORDANCE WITH RULE 416 UNDER THE SECURITIES ACT OF 1933.

(2) ESTIMATED PURSUANT TO RULE 457(H) AND RULE 457(C) UNDER THE SECURITIES ACT OF 1933, BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES OF THE SHARES AS REPORTED BY THE NASDAQ NATIONAL MARKET SYSTEM, THE AUTOMATED QUOTATION SYSTEM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., ON MAY 27, 1997.



NYFS08...:\65\80765\0004\1324\FRM5017R.07B

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

            The documents containing the information specified in Part I of this Registration Statement, which together constitute the prospectus to be used for offers of up to 1,625,350 shares of common stock, par value $0.01 per share ("Common Stock"), of WestPoint Stevens Inc. (the "Company") pursuant to the Company's Omnibus Stock Incentive Plan (the "Stock Incentive Plan"), will be sent or given to employees and to non-employee directors as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.


ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

            Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Stock Incentive Plan and its administrators are available without charge by contacting:

                            WestPoint Stevens Inc.
                            507 West Tenth Street
                          West Point, Georgia 31833
                                (706) 645-4000
                       Attention: Christopher N. Zodrow


            The following reoffer prospectus filed as part of the Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, may be used for reofferings and resales of Common Stock to be acquired by "affiliates" of the Company (as defined in Rule 405 under the Securities Act) upon the exercise by such affiliates of options heretofore or hereafter granted under the Stock Incentive Plan.

                              REOFFER PROSPECTUS

                             WESTPOINT STEVENS INC.

                     COMMON STOCK (PAR VALUE $.01 PER SHARE)

                   1,625,350 SHARES OF COMMON STOCK UNDER THE
               WESTPOINT STEVENS INC. OMNIBUS STOCK INCENTIVE PLAN


            This Prospectus is being used in connection with the offering from time to time by employees and non-employee directors (the "Selling Stockholders") of WestPoint Stevens Inc., a Delaware corporation ("WestPoint"), who may be deemed "affiliates" of WestPoint as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock, par value $.01 per share, of WestPoint (the "Common Stock") that have been or may be acquired by them pursuant to WestPoint's Omnibus Stock Incentive Plan (the "Stock Incentive Plan").

            The shares of Common Stock may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling Stockholders may sell the shares of Common Stock in one or more transactions (which may involve one or more block transactions) on the National Association of Securities Dealers, Inc. Automated Quotation System National Market System ("NASDAQ"), in sales occurring in the public market off NASDAQ, in separately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the shares of Common Stock may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by WestPoint, but all brokerage commissions and other expenses incurred by individual Selling Stockholders will be borne by each such Selling Stockholder. WestPoint will not be entitled to any of the proceeds from such sales, although WestPoint may receive the exercise price in cash upon the exercise of the options pursuant to which the shares of Common Stock are acquired by the Selling Stockholders.

            The Selling Stockholders and any dealer participating in the distribution of any shares of Common Stock or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the shares of Common Stock by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

            The Common Stock is traded on NASDAQ under the symbol "WPSN". On May 27, 1997, the closing price of the Common Stock as reported by NASDAQ was $36.50 per share.

            SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
             THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS. ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is May 28, 1997.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

FORWARD-LOOKING STATEMENTS.................................................  2

AVAILABLE INFORMATION......................................................  2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................  3

WESTPOINT..................................................................  4

RISK FACTORS...............................................................  4

SELLING STOCKHOLDERS.......................................................  7

PLAN OF DISTRIBUTION........................................................ 7

EXPERTS..................................................................... 8


                          FORWARD-LOOKING STATEMENTS

            Certain information incorporated by reference into this Prospectus under the caption "Risk Factors," and elsewhere includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that Act. There are several important factors that could cause actual results to differ materially from those anticipated by the forward- looking statements contained in such discussions. Additional information on the risk factors which could affect WestPoint's financial results is included in this Prospectus and in other documents incorporated by reference herein.

                             AVAILABLE INFORMATION

            WestPoint is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by WestPoint may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, material filed by WestPoint can be inspected at the offices of the NASDAQ National Market at 1735 K Street, N.W., Washington, D.C. 20006- 1506. The Commission maintains a Website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including WestPoint.

            This Prospectus constitutes a part of a Registration Statement on Form S-8 (the "Registration Statement") filed by WestPoint on May 28, 1997 with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement and incorporates by reference certain additional information previously filed with the Commission. Such additional information can be inspected at and obtained from the Commission in the manner set forth above. Statements contained in this Prospectus or in any document incorporated by reference herein as to the terms of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents (and the amendments thereto) have been filed by WestPoint (File No. 0-21496) and are incorporated herein by reference:

            (i) WestPoint's Annual Report on Form 10-K/A for its fiscal year ended December 31, 1996 (the "Form 10-K");

            (ii) WestPoint's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

            (iii) WestPoint's Current Report on Form 8-K, filed with the Commission on February 18, 1997; and

            (iv) The description of WestPoint's Common Stock contained in WestPoint's Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the Exchange Act on July 1, 1993, and the Amendment to the Registration Statement on Form 10/A filed on June 2, 1994, and the Current Report on Form 8-K filed on May 19, 1995, including any other amendment or report filed for the purpose of updating such description.


            All documents filed by WestPoint pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or incorporated herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference herein.

            Copies of all documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents), will be provided without charge to each person, including any beneficial owner to whom a copy of this Prospectus has been delivered upon the written or oral request of such person. Requests for such copies should be directed to WestPoint, 507 West Tenth Street, West Point, Georgia 31833, Attention: Secretary, telephone: (706) 645-4000.

                                   WESTPOINT

            WestPoint Stevens Inc. ("WestPoint") is the nation's leading manufacturer and marketer of bed and bath home fashions products and is also a leading domestic manufacturer of knitted sportswear fabrics. Management believes that WestPoint is the lowest cost producer in the bed and bath home fashions products industry in the United States and that WestPoint is able to achieve significantly higher operating margins than its competitors as a result of its low-cost position, well-known brand names, sophisticated distribution systems and strong relationships with customers.

            WestPoint is the largest producer in the domestic bed and bath towel market. Management estimates that it has the largest market share (approximately 36%) of the domestic sheet and pillowcase market and the second largest market share (approximately 35%) of the domestic bath towel market. WestPoint has positioned itself as a single-source supplier to retailers of bed and bath products offering a broad assortment of products across multiple price points. The breadth of WestPoint's products and price points allows WestPoint to provide a comprehensive product offering for each major distribution channel, including chain and department stores, mass merchants and specialty bed and bath stores. WestPoint's products include decorative sheets and towels, designer sheets and accessories, sheets and towels for institutions, blankets, private label sheets and towels, bedskirts, bedspreads, comforters and duvet covers in a variety of fabrics and a wide assortment of colors and patterns.

            WestPoint markets its products under well-known and firmly established trademarks, brand names and private labels, which WestPoint uses as merchandising tools to assist its customers in coordinating their product offerings and differentiating their products from those of their competitors. WestPoint's trademarks include ATELIER MARTEX(R), MARTEX(R), UTICA(R), STEVENS(TM), LADY PEPPERELL(R) and VELLUX(R). In addition, certain products of the Home Fashions Division are manufactured and sold pursuant to licensing agreements under designer names that include, among others, Ralph Lauren, Sanderson, Larry Laslo, Julie Ingleman and Halston.

            WestPoint is a Delaware corporation with its principal executive offices located at 507 West Tenth Street, West Point, Georgia 31833. WestPoint's telephone number at such address is (706) 645-4000.

                                 RISK FACTORS

            The following factors should be considered in connection with an investment in WestPoint Common Stock. Any one or more of such factors may cause WestPoint's actual results for various financial reporting periods to differ materially from those expressed in any forward-looking statements made by or on behalf of WestPoint.


SUBSTANTIAL LEVERAGE

            WestPoint is highly leveraged. WestPoint currently has significant annual cash interest expense in connection with its obligations under its long-term indebtedness. At March 31, 1997, WestPoint had total long-term indebtedness of $1,075 million and a ratio of total long-term indebtedness to total capitalization of 1.68 to 1.00.

            The degree to which WestPoint is leveraged could have important consequences to holders of the Common Stock, including, but not limited to, the following: (i) WestPoint's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes will be restricted; (ii) a significant portion of WestPoint's cash flow from operations must be dedicated to the payment of interest on its indebtedness, thereby reducing the funds available to WestPoint for its operations; (iii) certain of WestPoint's borrowings are and will continue to be at variable rates of interest, which could result in higher interest expense in the event of an increase in interest rates; and (iv) such indebtedness contains financial and restrictive covenants, the failure to comply with which may result in an event of default which, if not cured or waived, could have a material adverse effect on WestPoint.

RESTRICTIONS ON OPERATIONS

            WestPoint's senior credit facility imposes certain operating and financial restrictions on WestPoint and its subsidiaries, including, without limitation, limitations on indebtedness, liens, sale/leaseback transactions, asset sales, transactions with affiliates, operating leases, acquisitions and investments. WestPoint's indentures relating to its public indebtedness also contain certain operating and financial restrictions on WestPoint and its subsidiaries. See "-Substantial Leverage" above. In addition, WestPoint is required under its senior credit facility to maintain specified financial ratios and levels, including a minimum consolidated net worth (as defined in the senior credit facility), current ratio and ratio of EBITDA to interest expense. The restrictive covenants contained in the senior credit facility and the indentures and the highly leveraged position of WestPoint could limit the ability of WestPoint to respond to changing business or economic conditions or adverse developments affecting WestPoint's operating results.

LOSSES AND ACCUMULATED DEFICIT

            WestPoint emerged from bankruptcy in September 1992 and adopted "Fresh Start" reporting. At March 31, 1997, WestPoint had an accumulated deficit of $693 million, primarily due to the amortization from 1992 to 1995 of excess reorganization value of $656.4 million, the loss on extinguishment of debt of $80.7 million and restructuring expenses of $117.8 million in 1993. WestPoint has reported net income in each quarter subsequent to the complete amortization of excess reorganization value in the third quarter of 1995. Although a significant portion of WestPoint's losses and deficits are the result of non-cash items, there can be no assurance that WestPoint will continue to have net income in the future or that it will eliminate its accumulated deficit.

SEASONALITY AND CYCLICALITY

            Traditionally the home fashions and apparel fabrics industries have been seasonal, with peak sales seasons in the spring and fall. Home Fashions' commitment to "Strategic Partnering," a program designed to improve customers' operating results by leveraging WestPoint's merchandising, manufacturing and inventory management skills, however, has facilitated a more even distribution of products throughout the calendar year in its market segment. The home fashions and the apparel fabrics industries are also cyclical, and WestPoint's performance may be negatively affected by downturns in consumer spending associated with recessionary economic environments.

RISK OF LOSS OF MATERIAL CUSTOMER OR LICENSE

            WestPoint's products are sold to mass merchants, chain stores, department stores, specialty stores, apparel manufacturers and institutional buyers. Home Fashions' six largest customers accounted for approximately 54% of the net sales of Home Fashions during the fiscal year ended December 31, 1996, and 47% of the net sales of WestPoint during such period. Each of these customers has purchased goods from WestPoint in each of the last 10 years. Although WestPoint has no reason to believe that it will lose the business of any of its largest customers, a loss of any of Home Fashions' largest accounts (or a material portion of any thereof) would have an adverse effect upon WestPoint's business, which could be material. In addition, a loss of a significant license could have an adverse effect upon WestPoint's business, which could be material.

RAW MATERIALS

            The principal raw materials used by WestPoint in the manufacture of its products are cotton of various grades and staple lengths and polyester in staple form. Although WestPoint has been able to acquire sufficient quantities of cotton for its operations in the past, any shortage in the cotton supply by reason of weather, disease or other factors, or a significant increase in the price of cotton or polyester, could adversely affect WestPoint's operations. To reduce the effect of potential price fluctuations, WestPoint makes commitments from time to time for future purchases of cotton.

COMPETITION

            WestPoint participates in highly competitive industry segments. Home Fashions competes with a number of established manufacturers and distributors of bed and bath home fashions products and accessories. WestPoint's wholly-owned subsidiary, Alamac Knits Fabrics, Inc., competes with other knitted fabric mills, converters, commission knitted fabric operations and vertically integrated apparel manufacturers. WestPoint's future success will depend to a significant extent upon its ability to remain a low-cost producer and to remain competitive in the areas of marketing, product development, price, quality, brand names, manufacturing capabilities, distribution and order processing. There can be no assurance that WestPoint will be able to compete effectively in all of these areas; any failure to compete effectively could adversely affect WestPoint's sales and, accordingly, its operations.

ENVIRONMENTAL AND EMPLOYEE SAFETY AND HEALTH MATTERS

            WestPoint is subject to various federal, state and local environmental laws and regulations governing, among other things, the discharge, storage, handling and disposal of a variety of hazardous and nonhazardous substances and wastes used in or resulting from its operations and potential remediation obligations thereunder. Certain of WestPoint's facilities (including certain facilities no longer owned or utilized by WestPoint) have been cited or are being investigated with respect to alleged violations of such laws and regulations. WestPoint is cooperating fully with relevant parties and authorities in all such matters. WestPoint believes that it has adequately provided in its financial statements for any expenses and liabilities that may result from such matters. WestPoint also is insured with respect to certain of such matters. WestPoint's operations also are governed by laws and regulations relating to employee safety and health which, among other things, establish exposure limitations for cotton dust, formaldehyde, asbestos and noise, and regulate chemical and ergonomic hazards in the workplace. Although WestPoint does not expect that compliance with any of such laws and regulations will adversely affect WestPoint's operations, there can be no assurance that such regulatory requirements will not become more stringent in the future or that WestPoint will not incur significant costs in the future to comply with such requirements.

PRINCIPAL STOCKHOLDER

            As of May 22, 1997, Holcombe T. Green, Jr., the Chairman of the Board and Chief Executive Officer of WestPoint, beneficially owned 9,635,164 shares of Common Stock (constituting approximately 31.2% of the outstanding Common Stock), including 9,204,153 shares held directly by WPS Investors L.P., of which HTG Corp., a company owned by Mr. Green, is general partner. As a result of his beneficial ownership of Common Stock and his positions with WestPoint, Mr. Green will continue to be able to have significant influence on WestPoint and on matters subject to the vote of WestPoint's stockholders.

SHARES ELIGIBLE FOR FUTURE SALE

            As of May 22, 1997, WestPoint had outstanding 30,904,686 shares of Common Stock. Of these shares, 21,255,794 shares are freely tradeable without restriction under the Securities Act, unless purchased by "affiliates" of WestPoint (as that term is defined in the rules and regulations under the Securities Act). The remaining 9,648,892 shares of Common Stock may not be sold unless they are registered under the Securities Act, or unless an exemption from registration, such as the exemptions provided by Rule 144 or Rule 144A under the Securities Act, is available.

            No predictions can be made as to the effect, if any, that market sales of shares or the availability of shares for future sale will have on the market price of shares of Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock in the public market could adversely affect the market price of the Common Stock.

                             SELLING STOCKHOLDERS

            This Prospectus relates to shares of Common Stock that have been or may be acquired by the Selling Stockholders pursuant to the Stock Incentive Plan. The following table sets forth the name and relationship to WestPoint of each Selling Stockholder who is (or may be deemed to be) an affiliate of WestPoint and who currently holds options to acquire Common Stock pursuant to the Stock Incentive Plan, together with the number of shares of Common Stock that each such person may acquire pursuant to the exercise of such options.

                                 Relationship            Number of
                                    to the                Options
Name of Executive                  Company                Granted
----------------------        -------------------       -----------

Holcombe T. Green, Jr.         Chairman and Chief         200,000
                               Executive Officer

Thomas J. Ward                 President and Chief        100,000
                               Executive Officer



            As of May 22, 1997, there were 30,904,686 shares of the Company's Common Stock outstanding.


                             PLAN OF DISTRIBUTION

            The shares of Common Stock may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling Stockholders may sell the shares of Common Stock in one or more transactions (which may involve one or more block transactions) on NASDAQ, in sales occurring in the public market off NASDAQ, in separately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the shares of Common Stock may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers; and, in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this

Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by WestPoint, but all brokerage commissions and other expenses incurred by individual Selling Stockholders will be borne by each such Selling Stockholder. WestPoint will not be entitled to any of the proceeds from such sales, although WestPoint may receive the exercise price in cash upon the exercise of the options under which the shares of Common Stock are acquired by the Selling Stockholders.

            The Selling Stockholders and any dealer participating in the distribution of any of the shares of Common Stock or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the shares of Common Stock by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

            Any broker or dealer participating in any distribution of shares of Common Stock in connection with this offering may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a copy of this Prospectus, including a Prospectus Supplement, if required, to any person who purchases any of the shares of Common Stock from or through such broker or dealer. In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock will be sold only through registered or licensed brokers or dealers.

                                    EXPERTS

            The consolidated financial statements of WestPoint at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which appear in the Form 10-K/A, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference in this Prospectus. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed with the Commission by WestPoint Stevens Inc. (the "Company") are incorporated herein by reference:


            (a) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996;

            (b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996, including, without limitation, the Company's Current Report on Form 8-K, filed with the Commission on February 18, 1997, and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997; and

            (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the Exchange Act on July 1, 1993, the Amendment to the Registration Statement on Form 10/A filed on January 6, 1994 and the Current Report on Form 8-K filed on May 19, 1995, including any other amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            (1) Section 145 of Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that his conduct was unlawful.

            Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

            To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

            Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made:

            (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

            (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

            (iii) by the stockholders.

            Section 145 of the DGCL permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person.

            (2) By-law Provisions on Indemnity. Article V of the Amended and Restated By-laws of the Company, as the same may be amended from time to time (the "By-laws"), sets forth the extent to which the Company's directors and officers may be indemnified by the Company against liabilities which they may incur while serving in such capacity. Article V generally provides that the Company shall indemnify the directors and officers of the Company who are or were a party to any threatened, pending, or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, provided that the applicable standard of conduct set forth in Section 145 of the DGCL was met and, provided further, that such indemnification shall be limited to expenses (including attorneys' fees and disbursements) actually and reasonably incurred in the case of an action or suit by or in the right of the Company to procure a judgment in its favor. Subject to the procedures for indemnification of directors and officers set forth in the By-laws, the indemnification of the Company's directors and officers provided for therein is in all other respects substantially similar to that provided for in Section 145 of the DGCL. Any such indemnification shall continue as to a person who has ceased to be a director or officer of the Company and shall inure to the benefit of the heirs, executors and administrators of such person.

            (3) Indemnification Agreements. In addition, each of the directors and the executive officers of the Company are entitled to indemnification from the Company pursuant to separate agreements (the "Indemnification Agreements") between the Company and such persons.

            The Company has in effect insurance policies covering all of the Company's directors and officers in certain instances where by law they may not be indemnified by the Company.

            The above discussion of the By-laws of the Company and of the Indemnification Agreements and of Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such By-laws, Indemnification Agreements and the DGCL.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

            4(a) - Restated Certificate of Incorporation of the Company, as amended, filed as Exhibit 3.3 to the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Commission File No. 33-77726), filed on May 19, 1994 (incorporated by reference).

            4(b) - Amended and Restated By-laws of the Company, as amended and restated, filed as Exhibit 3.4 to the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Commission File No. 33-77726), filed on May 19, 1994 (incorporated by reference).

            5    -  Opinion and Consent of Counsel of WestPoint Stevens Inc.
                    dated May 28, 1997.

           23(a) -  Consent of Ernst & Young, LLP.

           23(b) -  Consent of Counsel of WestPoint Stevens Inc. (included in
                    Exhibit 5).

             24  -  Power of Attorney (included as part of this Registration
                    Statement).

ITEM 9.     UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Point, State of Georgia, on this 28th day of May, 1997.


                                       WestPoint Stevens Inc.
                                       (REGISTRANT)

                                        By: /s/ Holcombe T. Green, Jr.
                                            ---------------------------------
                                            Holcombe T. Green, Jr.
                                            Chairman of the Board and
                                            Chief Executive Officer


                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Holcombe T. Green, Jr., Morgan M. Schuessler and M. Clayton Humphries, Jr. and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


By /s/ Holcombe T. Green, Jr.            By /s/ Morgan M. Schuessler
   ------------------------------           ------------------------------------
   Holcombe T. Green, Jr.                   Morgan M. Schuessler
   Chairman of the Board and                Executive Vice President/Finance and
   Chief Executive Officer                  Chief Financial Officer
   (principal executive officer)            (principal financial officer)

   May 28, 1997                             May 28, 1997



By /s/ Joseph L. Jennings, Jr.           By /s/ Nelson Griffith
   ------------------------------           ------------------------------------
   Joseph L. Jennings, Jr.                  J. Nelson Griffith
   Vice-Chairman of the Board               Controller
                                            (principal accounting officer)

   May 28, 1997                             May 28, 1997

By /s/ M. Katherine Dwyer                By /s/ John G. Hudson
   ------------------------------           ------------------------------------
   M. Katherine Dwyer                       John G. Hudson
   Director                                 Director

   May 28, 1997                             May 28, 1997



By /s/ Charles W. McCall                 By /s/ Phillip Siegel
   ------------------------------           ------------------------------------
   Charles W. McCall                        Phillip Siegel
   Director                                 Director

   May 28, 1997                             May 28, 1997



By /s/ Douglas T. McClure                By /s/ John F. Sorte
   ------------------------------           ------------------------------------
   Douglas T. McClure                       John F. Sorte
   Director                                 Director

   May 28, 1997                             May 28, 1997



By /s/ Gerald B. Mitchell
   ------------------------------
   Gerald B. Mitchell
   Director

   May 28, 1997

                                  EXHIBIT INDEX


EXHIBIT NO.                     DESCRIPTION                            PAGE NO.
-----------                     -----------                            --------

 4(a) - Restated Certificate of Incorporation of the Company, as amended, filed as Exhibit 3.3 to the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Commission File No. 33-77726), filed on May 19, 1994 (incorporated by reference).


 4(b) - Amended and Restated By-laws of the Company, as amended and restated, filed as Exhibit 3.4 to the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Commission File No. 33-77726), filed on May 19, 1994 (incorporated by reference).


    5 -        Opinion and Consent of Counsel of WestPoint Stevens
               Inc.


23(a) -        Consent of Ernst & Young, LLP.


23(b) - Consent of Counsel of WestPoint Stevens Inc. (included in Exhibit 5)


   24 - Power of Attorney (included as part of this Registration Statement).